UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 10, 2026

NOBLE ROMAN’S, INC.
(Exact Name of Registrant as Specified in Its Charter)

Indiana

(State or Other Jurisdiction of Incorporation)

0-11104	35-1281154
(Commission File Number)	(IRS Employer Identification No.)

6612 E. 75th Street, Suite 450

Indianapolis, Indiana 46250

(Address of Principal Executive Offices)

(317) 634-3377

(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 – Entry into a Material Definitive Agreement.

On June 10, 2026, Noble Roman’s, Inc. (the “Company”) entered into a Credit Agreement (the “Agreement”) with Lake Forest Bank & Trust Company, N.A., a subsidiary of Wintrust Financial Corporation (the “Lender”). Pursuant to the Agreement, the Lender provided the Company with a senior secured term loan (the “Term Loan”) in the amount of approximately $6.9 million. The Company used the proceeds of the Term Loan to: (1) repay the outstanding balance of approximately $5.4 million of the senior secured term loan with Corbel Capital Partners SBIC, L.P. (“Corbel”) including accrued interest and other costs,, as well as $500,000 to purchase and redeem of all of the outstanding warrants to purchase up to 5,500,000 shares of common stock issued in connection with the Corbel loan; (2) repay the outstanding balance of $580,000 subordinated debt including accrued interest; (3) pay $196,000 to Three Sixty Seven Advisory for advisory fees associated with the transaction; and (4) pay closing costs and fees associated with the transaction.

The Term Loan bears interest, payable in cash, at a rate per annum equal to Term SOFR, as defined in the Agreement, plus 4.00% (currently totaling 7.60% per annum) and has a five-year maturity period. Principal and interest are payable in fixed monthly amounts over the term of the loan. The Agreement provides for a 1.00% fee for prepayment before the second anniversary of the closing, with no prepayment fee applicable thereafter. Unlike the Company’s prior loan from Corbel, there are no equity or payment-in-kind interest components to the Term Loan.

The Agreement contains customary affirmative and negative covenants, including, among other things, covenants requiring the Company to maintain certain financial ratios. The Agreement also requires the Company to enter into interest rate hedging contracts within 90 days in an aggregate notional amount of at least 50% of the outstanding principal amount of the Term Loan, with a term through the maturity date of the Term Loan.

The Company’s obligations under the Agreement are secured by first priority liens on all assets of the Company and its subsidiary.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026.

Item 1.02 – Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation of an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBLE ROMAN’S, INC.

Dated: June ___, 2026	By:	/s/ Paul W. Mobley
Paul W. Mobley
Executive Chairman and
Chief Financial Officer

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